Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Roger M. Ponder, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Transition Report on Form 10-K of Spectrum Global Solutions, Inc. for the transition period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Spectrum Global Solutions, Inc.

Dated: April 9, 2018

/s/ Roger M. Ponder
Roger M. Ponder
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer)
Spectrum Global Solutions, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Spectrum Global Solutions, Inc. and will be retained by Spectrum Global Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.